                                                                      EXHIBIT 99

[TECH TEAM LETTERHEAD]                                               NEWSRELEASE
--------------------------------------------------------------------------------

                                                                NASDAQ/NM-"TEAM"


FOR IMMEDIATE RELEASE, Thursday, August 8, 2002



TECHTEAM GLOBAL REPORTS SECOND-QUARTER EARNINGS OF $.06 PER
DILUTED SHARE BEFORE SPECIAL ITEM

DILUTED EPS IS $.04 ON AN AS-REPORTED BASIS

CORPORATE SERVICES REVENUES GREW 6.9%


SOUTHFIELD, MICHIGAN, August 8, 2002...TECHTEAM GLOBAL, INC., (Nasdaq: TEAM), a global provider of information technology and business process outsourcing support services, today reported earnings of $418,000, or $.04 per fully-diluted share, for the three months ended June 30, 2002. Excluding the effect of a previously disclosed non-cash, pre-tax charge to earnings of $408,000, which resulted from the special accounting for certain executive stock options, earnings would have been $687,000, or $.06 per fully-diluted share. Net income was significantly improved from a net loss of ($913,000), or ($.09) per fully-diluted share, reported for the second quarter of 2001. Second quarter 2002 earnings, excluding the special item, were the same as the first quarter's earnings of $.06 per fully-diluted share, before the cumulative effect of an accounting change. (The Company adopted SFAS 142 on January 1, 2002, resulting in a one-time non-cash charge to earnings of $1.1 million during the quarter.)

Revenues from corporate help desk services grew to $14.3 million in the second quarter of 2002 from $12.5 million in the same period in 2001, an increase of 14.7%. Revenues from all corporate services grew to $19.4 million from $18.2 million over the same period, an increase of 6.9%.

Commenting on the Company's financial performance, William F. Coyro, Jr., TechTeam Global's President and Chief Executive Officer, stated, "Given this extremely challenging economic environment, we are very pleased with the growth exhibited in our core services offerings, especially our corporate help desk services. TechTeam's strong second-quarter earnings performance is the result of our continued focus on growing top-line sales, improving our productivity and operating efficiencies, and aggressively managing our overhead costs. Going forward, we believe that TechTeam is well-positioned to deliver sales and earnings performance which will further enhance shareholder value."



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[TECH TEAM LETTERHEAD]                                               NEWSRELEASE
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Highlights of TechTeam's second quarter performance include:

- Total revenues fell to $21.9 million in the second quarter of 2002 from $22.9 million in the first quarter of 2002 and $23.5 million in the same period in 2001. The decline was due to a decrease in revenues from the Company's leasing operations, a business that the Company is exiting. Revenues from leasing operations declined to $2.5 million in the second quarter of 2002 from $5.4 million in the same period in 2001.

- Gross profit as a percentage of revenues increased both sequentially and year-over-year. For the quarter ended June 30, 2002, gross profit was 23.6% of revenues; it was 22.5% in the first quarter of 2002 and 23.4% in the same period in 2001.

- Excluding the noted special charge of $408,000 for stock option accounting, selling, general, and administrative expenses were $4.0 million in the quarter ending June 30, 2002, an increase of 3% from the first quarter of 2002, but a decrease of 18% from the year-ago period, excluding special items recorded in that quarter's results.

- Operating income declined from $1.0 million in the first quarter of 2002 to $0.9 million in the second quarter, excluding the special charge for executive stock option accounting. However, operating income for the second quarter of 2002 was substantially improved from the year ago period, which reported an operating loss of ($523,000).

- Earnings before interest, taxes, depreciation, and amortization ("EBITDA") was $3.5 million in the second quarter, of which $2.2 million was generated from the Company's leasing operations. EBITDA was $4.8 million in the first quarter of 2002, of which $3.0 million was generated from the leasing business.

- Cash flow from operations was $2.3 million for the three months ended June 30, 2002, a decrease of 40% from the first quarter's operational cash flow of $3.8 million, driven primarily by a significant decline in operational cash flow from the Company's leasing operations over the respective periods.

- Total cash, cash equivalents, and securities available for sale increased to $39.9 million at June 30, 2002 from $38.2 million at March 31, 2002 and $35.6 million at December 31, 2001. Total debt decreased from $5.2 million as of December 31, 2001 to $2.3 million on June 30, 2002, a 56% reduction.



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[TECH TEAM LETTERHEAD]                                               NEWSRELEASE
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-    Totalshareholders' equity increased to $75.7 million, as of June 30, 2002, from $ 74.1 million on March 31, 2002. The Company's book value was $6.89 per share as of the end of the second quarter 2002.

- For the three months ended June 30, 2002, the basic weighted average number of common shares and common share equivalents outstanding were 10,940,566. Fully-diluted weighted average common shares and common share equivalents outstanding were 11,246,377. As of June 30, 2002, the number of basic common shares and common share equivalents outstanding was 10,981,564.

TECHTEAM GLOBAL, INC. is a global provider of information technology and business process outsourcing services. The Company's ability to integrate computer services into a flexible, total single point of contact solution is a key element of its success. Partnerships with some of the world's "best-in-class" corporations provide TechTeam with unparalleled experience and expertise in providing the following IT support solutions: help desk/call center services, technical staffing, systems integration, and training programs. For information about TechTeam Global, Inc. and its outstanding services call 1-800-522-4451.

SAFE HARBOR STATEMENT
With the exception of statements regarding historical matters and statements regarding the Company's current status, certain matters discussed herein are forward-looking and involve substantial risks and uncertainties. Specifically, statements about growth of the Company's core business, sales, and earnings performance going forward, aggressively managing overhead expenses, improving productivity, and operating expenses are such forward-looking statements. Actual results, performance, or achievements could differ materially from these forward-looking statements. Factors that could cause or contribute to such material differences include impact of business with major clients, competition, unforeseen expenses, the continuing difficult market for IT outsourcing services, the possibility the Company's offerings are not accepted in the marketplace, and other factors as described in the Company's filings with the United States Securities and Exchange Commission. The forward-looking statements made by the Company in the press release are accurate as of this date. The Company is under no obligation to update these forward-looking statements.



                  FINANCIAL TABLES TO FOLLOW ON THE NEXT PAGE.



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[TECH TEAM LETTERHEAD]                                               NEWSRELEASE
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                              TECHTEAM GLOBAL, INC.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                      (In thousands except per share data)

                                                                   THREE MONTHS ENDED JUNE 30
                                               --------------------------------------------------------------------
                                                      2002                    2001                   % CHANGE
                                               -------------------     -------------------      -------------------
REVENUES
   Corporate services                          $         19,421        $         18,166                     6.9%
   Leasing operations                                     2,481                   5,355                   -53.7%
                                               -------------------     -------------------
TOTAL REVENUES                                           21,902                  23,521                    -6.9%
   Cost of services                                      16,732                  18,024
                                               -------------------     -------------------
GROSS PROFIT                                              5,170                   5,497                    -5.9%
   Other expenses                                         4,659                   6,020                   -22.6%
                                               -------------------     -------------------
OPERATING INCOME (LOSS)                                     511                    (523)                     n/a
   Net other income
     (expense)                                              255                    (140)                     n/a
                                               -------------------     -------------------
INCOME (LOSS) BEFORE
   INCOME TAXES                                             766                    (663)                     n/a
INCOME TAX EXPENSE                                          348                     250                    39.2%
                                               -------------------     -------------------
NET INCOME (LOSS)                              $            418        $           (913)                     n/a
                                               ===================     ===================
BASIC AND FULLY-DILUTED
   EARNINGS (LOSS) PER SHARE                   $           0.04        $          (0.09)                     n/a
                                               ===================     ===================
   Basic weighted average
        common shares
        outstanding                                      10,941                  10,543                     3.8%
   Fully-diluted weighted
        average common shares
        outstanding                                      11,247                  10,543                     6.7%
EBITDA                                         $          3,533        $          5,191                   -31.9%



                                      ###

CONTACTS:

TECHTEAM GLOBAL, INC.                        TECHTEAM GLOBAL, INC.
William F. Coyro, Jr.                        David W. Morgan
President and                                Vice President and
Chief Executive Officer                      Chief Financial Officer
(248) 357-2866                               (248) 357-2866
wcoyro@techteam.com                          dmorgan@techteam.com